Exhibit 23



            Consent of Independent Registered Public Accounting Firm




We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-106086 and Form S-8 No. 333-115608) pertaining to the Sprint Retirement Savings Plan for Bargaining Unit Employees of Sprint Corporation of our report dated June 11, 2004, with respect to the financial statements and schedule of the Sprint Retirement Savings Plan for Bargaining Unit Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2003.




                                         /s/ Ernst & Young LLP
                                         Ernst & Young LLP


Kansas City, Missouri
June 22, 2004